Exhibit 8(b)

APPENDIX A

This APPENDIX A, dated as of             , 2010, is Appendix A to that certain Administration Agreement dated as of , 2007, between BlackRock Advisors, LLC, PNC Global Investment Servicing (U.S.) (formerly known as PFPC Inc.), and BlackRock Funds II.

FUND NAME	SHARE CLASSES
Low Duration Bond Portfolio	Institutional
BlackRock
Service
Investor A
Investor A1
Investor B
Investor B1
Investor B2
Investor C
Investor C1
Investor C2
R

Bond Portfolio	Institutional
BlackRock
Service
Investor A
Investor B
Investor C
R

Intermediate Government Bond Portfolio	Institutional
Service
Investor A
Investor B
Investor C
R

Government Income Portfolio	Institutional
BlackRock
Service
Investor A
Investor B
Investor B1
Investor C
Investor C1
R

Total Return Portfolio II	Institutional
BlackRock
Service
Investor A
Investor B
Investor C
R

Managed Income Portfolio	Institutional
Service
Investor A
Investor B
Investor C
R

International Bond Portfolio	Institutional
Service
Investor A
Investor B
Investor C
R
BlackRock

AMT-Free Municipal Bond Portfolio	Institutional
Service
Investor A
Investor B
Investor C
BlackRock

Ohio Municipal Bond Portfolio	Institutional
Service
Investor A
Investor B
Investor C

GNMA Portfolio	Institutional
BlackRock
Service
Investor A
Investor B
Investor C
R

Kentucky Municipal Bond Portfolio	Institutional
Service
Investor A
Investor B
Investor C

High Yield Bond Portfolio	Institutional
BlackRock
Service
Investor A
Investor B
Investor B1
Investor C
Investor C1
R

Inflation Protected Bond Portfolio	Institutional
BlackRock
Service
Investor A
Investor B
Investor C
R

Long Duration Bond Portfolio	Institutional
BlackRock
Investor A
R

Conservative Prepared Portfolio	Institutional
Investor A
Investor C
R

Moderate Prepared Portfolio	Institutional
Investor A
Investor C
R

Growth Prepared Portfolio	Institutional
Investor A
Investor C
R

Aggressive Growth Prepared Portfolio	Institutional
Investor A
Investor C
R

Prepared Portfolio 2010	Institutional
Investor A
R

Prepared Portfolio 2015	Institutional
Investor A
R

Prepared Portfolio 2020	Institutional
Investor A
R

Prepared Portfolio 2025	Institutional
Investor A
R

Prepared Portfolio 2030	Institutional
Investor A
R

Prepared Portfolio 2035	Institutional
Investor A
R

Prepared Portfolio 2040	Institutional
Investor A
R

Prepared Portfolio 2045	Institutional
Investor A
R

Prepared Portfolio 2050	Institutional
Investor A
R

Emerging Market Debt Portfolio	Institutional
Investor A
Investor C
BlackRock

Strategic Income Portfolio	Institutional
Investor A
Investor C

Income Portfolio	Institutional
Investor A
Investor C

Income Builder Portfolio	Institutional
Investor A
Investor C

Multi-Sector Bond Portfolio	Institutional
Investor A
Investor C

Floating Rate Income Portfolio	Institutional
Investor A
Investor C

Release. “BlackRock Funds II” and “Trustees of BlackRock Funds II” refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 26, 2007, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of “BlackRock Funds II” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Customer must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

Agreed to and accepted as of                  , 2010.

BLACKROCK FUNDS IISM

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:
Name:
Title: